UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2011

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation

On November 9, 2011, the Company and certain of its subsidiaries entered into a USD $700 million Amended and Restated Credit Agreement (the “Agreement”) with certain financial institutions, referred to as the “Lenders”, Barclays Bank PLC, as sole Administrative Agent and Collateral Agent, Royal Bank of Canada (“RBC”), as Documentary Credit Lender, and with Barclays Capital and RBC Capital Markets as “Joint Lead Arrangers” and “Joint Bookrunners”. The Agreement provides for a USD $600 million term loan facility (the “Term Loan”) and a USD $100 million committed revolving credit facility (the “Revolver’).

The Term Loan has a 5 year term and repayments made under the Term Loan are equal to 1.25% of the original principal amount at each quarter for the first 2 years, and subsequently increases thereafter pursuant to section 2.05 of the attached Agreement. The Revolver has a 5 year term with no fixed repayment date prior to the end of the term. On November 9, 2011 the Company borrowed USD $600 million under the Term Loan.

The Agreement provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or the acceleration thereof, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, and failure of any representation or warranty to be materially true when made or deemed made. Upon the occurrence and during the continuance of an event of default, the Administrative Agent may and shall, at the request of the requisite number of Lenders, declare all amounts owing under the Agreement immediately due and payable and terminate the Lenders’ commitments to make loans under the Agreement.

The Agreement also contains customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial reporting, conduct of business, fundamental changes, incurrence of indebtedness, incurrence of encumbrances and maintenance of certain financial ratios. For full details of the Agreement please see the attached exhibit under Item 9.01 of this Form 8-K.

The Company used the proceeds from the Term Loan to repay all of its existing credit facility with RBC in the amount of USD $332.8 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Credit Agreement among Open Text Corporation and certain of its subsidiaries, the Lenders, Barclays Bank PLC, Royal Bank of Canada, Barclays Capital and RBC Capital Markets, dated as of November 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

November 9, 2011	By:	/s/ PAUL MCFEETERS
Paul McFeeters Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Credit Agreement among Open Text Corporation and certain of its subsidiaries, the Lenders, Barclays Bank PLC, Royal Bank of Canada, Barclays Capital and RBC Capital Markets, dated as of November 9, 2011

4